EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-144870, No. 333-176733 and No. 333-183882) and Form S-3 (No. 333-200422) of Lakeland Industries Inc. and Subsidiaries of our report dated April 28, 2014, with respect to the consolidated financial statements of Lakeland Industries, Inc., included in our Annual Report on Form 10-K for fiscal year ended January 31, 2015.

/s/ Warren Averett, LLC

Warren Averett, LLC

Birmingham, Alabama

May 14, 2015